Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-180993 on Form S-3 and No. 333-198165 and No. 333-167740 on Form S-8 of Monarch Financial Holdings, Inc. of our reports dated March 11, 2016, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Monarch Financial Holdings, Inc. for the year ended December 31, 2015.

/s/ Yount, Hyde & Barbour, P.C.
Winchester, Virginia
March 11, 2016